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                                                                     EXHIBIT 8.3


                                  [LETTERHEAD OF CLYDE & CO.]


AXIS CAPITAL HOLDINGS LIMITED
106 Pitts Bay Road
Pembroke HM 08
Bermuda


NM                                                 16 April 2003


Dear Sirs

AXIS CAPITAL HOLDINGS LIMITED - INITIAL PUBLIC OFFERING OF COMMON SHARES


1.     CAPACITY AND BASIS

       We have acted as United Kingdom tax advisers to Axis Capital Holdings Limited and its subsidiaries (collectively, the "Company") in connection with the preparation of the Registration Statement on Form S-1 (No. 333-103620) filed by the Company on April 16, 2003 (the "Registration Statement").

       This Opinion is given to the Company in connection with the Registration Statement and is based on the assumptions and subject to the reservations and qualifications set out below. Terms defined in the Registration Statement shall have the same meanings in this Opinion unless otherwise stated.


2.     OPINION

       Based on our review of the Registration Statement and upon the assumptions listed at paragraph 3, and subject to the reservations and qualifications set out in paragraphs 4 and 5, we are of the opinion that the statements contained on pages 107 to 108 of the Registration Statement under the caption "United Kingdom" (as annexed hereto as Exhibit "A" and initialled for identification purposes only), constitute, in all material respects, a fair and accurate summary of the United Kingdom tax considerations applicable to the Company.



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3.     ASSUMPTIONS

       For the purpose of giving this Opinion, we have made the following assumptions without independent verification:

       (a) That the copy of the Registration Statement referred to herein as being reviewed by us is a true, complete and accurate copy of the original thereof as in effect on the date hereof without any amendment or modification thereto, and that the Registration Statement will, when filed with the Securities & Exchange Commission, be in substantially the form as reviewed by us for the purposes of this Opinion.

       (b) That all statements of fact, opinion, belief or intent contained in the Registration Statement and attributed to the Company, or to the directors of the Company, are true, correct and complete in all material respects and in particular that:

              (i) the central management and control of AXIS UK and AXIS UK Holdings is exercised in the United Kingdom and will continue to be so exercised with the consequence that such companies are and will continue to be resident solely in the United Kingdom for tax purposes;

              (ii) the central management and control of each AXIS group company, other than AXIS UK and AXIS UK Holdings, is exercised outside of the United Kingdom and will continue to be so exercised with the consequence that such companies are not and will continue not to be resident within the United Kingdom for tax purposes;

              (iii) of AXIS Capital Holdings Limited and its subsidiaries, only AXIS Ireland Holdings and AXIS Specialty Europe have either established or intend to establish a branch which would constitute a permanent establishment in the United Kingdom; and

              (iv) the profits attributable to the branch which constitutes a permanent establishment of AXIS Ireland Holdings in the United Kingdom have been calculated on the basis of cost plus 10%.

       (c) That there are no agreements or arrangements in existence or contemplated involving the Company which in any way amend, add to or vary the matters set forth in the Registration Statement, or otherwise impact on the Opinion expressed herein.

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4.     RESERVATIONS AND QUALIFICATIONS

       This Opinion is given solely on the basis of a review of the Registration Statement and the applicable law with regard to the matters specified herein. This Opinion is confined to certain matters of United Kingdom tax law as at the date hereof. We have not made any investigation of, and do not express any opinion on, the tax laws of any other jurisdiction.

5.     GENERAL

       This Opinion may not be relied upon for any other purpose or furnished to, used by or circulated to any other person other than its addressees without our prior written consent in each instance.

       This Opinion letter speaks only as of the date hereof and we disclaim any obligation to advise you or anyone else of changes of law or fact that occur after the date hereof.

       This Opinion is given on the basis that it will be construed in accordance with, and governed in all respects by, the laws of England and Wales which shall apply between us and all persons interested.

6.     CONSENT

       We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the reference to us in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.


Yours faithfully


/s/ CLYDE & CO




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